Exhibit 10.3


                        EMPLOYMENT TERMINATION AGREEMENT


         THIS EMPLOYMENT TERMINATION AGREEMENT (this "Agreement") is made and entered into as of the 12th day of September, 2002, by and between TELS Corporation, a Utah corporation ("TELS"), and John L. Gunter, an individual ("Gunter").

                                    Premises

         WHEREAS, TELS and Gunter entered into that certain Executive Employment and Severance Agreement dated as of March 1, 1994 (the "Employment Agreement"); and

         WHEREAS, TELS has or will this day consummate and complete the transactions contemplated by that certain Agreement and Plan of Reorganization among TELS, TELS Merger Co., and Strategic Futures and Options, Inc. dated as of August 16, 2002 (the "Reorganization Agreement"); and

         WHEREAS, the Reorganization Agreement provides that prior to or concurrently with closing of the transactions contemplated thereby, the Employment Agreement shall be terminated; and

         WHEREAS, Gunter is an executive officer, director, and principal shareholder of TELS and will benefit personally from the transactions contemplated by the Reorganization Agreement; and

         WHEREAS, the parties desire to enter into this Agreement to terminate the Employment Agreement and the obligations of each party to the other thereunder;

                                    Agreement

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, TELS and Gunter agree as follows:

         1. Termination of Employment Agreement. The Employment Agreement is terminated effective as of the date hereof and any and all obligations of the parties thereunder, including any obligations arising prior to the date hereof which have not been performed as of the date hereof, are also terminated. As a result, the Employment Agreement shall be of no further force or effect, neither party shall have any obligation to the other party as a result thereof, and TELS shall have no obligation to make any payments to Gunter, including payments of compensation that may have been accrued or postponed.

         2. Terms of Agreement Acknowledged and Understood. The parties hereto acknowledge, declare, and agree that the terms of this Agreement have been read by them, have been reviewed by, and discussed with, their respective legal counsel and are fully understood and voluntarily accepted.

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         3. Miscellaneous. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors, transferees and assigns. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and may only be modified by a subsequent writing executed by both Parties. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the state of Utah.

         DATED as of the date first above written.

                                              TELS: TELS Corporation
                                              a Utah corporation


                                              By  /s/ John L. Gunter
                                                -------------------------------
                                                 John L. Gunter, President
                                                 President

                                              Gunter:


                                                   /s/ John L. Gunter
                                                -------------------------------
                                                 John L. Gunter